UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT No. )

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 ADAMS RESOURCES & ENERGY, INC.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 15, 2013

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Adams Resources & Energy, Inc. will be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas, on Wednesday, May 15, 2013 at 11:00 a.m., Houston time, for the following purposes:

1.	To elect a board of four directors to serve for the next year and until their successors are elected and qualified;

2.	To consider and act upon an Advisory Resolution on Executive Compensation;

3.	To conduct such other business as may properly come before the meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement.  The close of business on April 1, 2013 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

                               By Order of the Board of Directors

                                /s/ David B. Hurst
                               David B. Hurst
                               Secretary
Houston, Texas
April 2, 2013

NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING
 TO BE HELD ON MAY 15, 2013.

THE COMPANY’S PROXY STATEMENT AND THE 2012 ANNUAL REPORT
 ARE ALSO AVAILABLE AT www.adamsresources.com

YOU ARE INVITED TO ATTEND THE MEETING IN PERSON.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.  THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.  IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.

ADAMS RESOURCES & ENERGY, INC.
17 South Briar Hollow Lane, Suite 100,
Houston, Texas 77027

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2013

This Proxy Statement and accompanying proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), for use at the 2013 Annual Meeting of Shareholders to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas, on Wednesday, May 15, 2013 at 11:00 a.m., Houston time, and any and all adjournments thereof, (such meeting or adjournment(s) thereof referred to as the ‟Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 5, 2013.

The Company will pay the cost of solicitation of the proxies.  In addition to solicitation by mail, proxies may be solicited personally or by telephone or e-mail by directors, officers and employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals.  Compensation and expenses of such firms, if any, which are not expected to exceed $1,000, will be borne by the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on April 1, 2013, the record date of those entitled to receive notice of and to vote at the Annual Meeting, the Company had outstanding 4,217,596 shares of common stock, $0.10 par value per share (‟Common Stockˮ).  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the shareholder) will be treated the same as abstentions, which means they will be present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast.  Abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.  Each share of Common Stock is entitled to one vote on all issues requiring a shareholder vote at the Annual Meeting.  Shareholders may not cumulate their votes for the election of directors.

The election of directors and the advisory resolution on executive compensation are not considered ‟routine matters.”  Thus, if a shareholder does not vote its shares with respect to any of these matters, such shareholder’s bank or broker may not vote such shares and such shares will be left unvoted on the matter.

All shares represented by properly executed or submitted proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed herein, FOR the advisory resolution on executive compensation, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.  The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company at the address set forth above or by voting in person at the Annual Meeting.  However, simply attending the Annual Meeting and not voting will not revoke a proxy.

APPROVAL OF NOMINEES FOR DIRECTOR—ITEM 1

ELECTION OF DIRECTORS

The persons named as proxy holders in the enclosed proxy have been selected by the Board of Directors to serve as proxies and will vote the shares represented by valid proxies at the Annual Meeting and any adjournments thereof.  They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under ‟Nominees for Director” unless authority to vote in the election of directors is withheld on each proxy.  Each nominee is currently a member of the Board of Directors.  Each duly elected director will hold office until the 2014 Annual Meeting of Shareholders or until his successor shall have been elected and qualified.  Although the Board of Directors of the Company does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.  Proxies cannot be voted in the election of directors for more than four persons, as that is the number of nominees named herein.

Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting.  Withhold authority will have the effect of a vote cast ‟AGAINST” Item 1. Broker non-votes will not be counted in the tabulations of the votes cast on Item 1 and will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

For each of the Company’s directors, the following table sets forth their names, ages, principal occupations, other directorships of public companies held by them and length of continuous service as a director.  Any directorship of public companies held by the nominees within the last five years is also presented below.

	Principal Occupation	Director
Nominee and Age	and Directorship	Since

E. C. Reinauer, Jr. (77)	Retired--Former International Project Manager	1973

Frank T. Webster (64)	President, Chief Executive Officer and Chief Operating Officer of the Company	2004

Larry E. Bell (65)	Retired--Risk Manager	2006

Townes G. Pressler (77)	President and Owner--Pressler Petroleum Consultants, Inc.	2011

All of the nominees for director own less than one percent of the class of shares outstanding.  All of the directors have been engaged in the principal occupations indicated above for the last five years except Mr. Reinauer who retired in January 2010 and Mr. Bell who retired in 2012.  Mr. Reinauer’s previous position was International Project Manager with Development Alternatives, Inc. while Mr. Bell was employed as Risk Manager with Holly Frontier Corporation.   No chairman or lead independent director has been designated.  Following the election of directors on May 15, 2013, the Board of Directors will select a director from among the independent directors to serve as Chairman.

Independence

The Company’s Board of Directors is comprised of a majority of independent directors as defined under NYSE MKT listing standards. There are no family relationships among any of the directors or executive officers of the Company.  The directors determined by the Board to be independent are Messrs. Reinauer, Bell and Pressler. The Board has determined that none of the designated independent directors has any relationship that, under NYSE MKT rules, would preclude their service on any of the standing committees of the Board.  In making its determination, the Board considered transactions and relationships between each director or his immediate family and the Company and its subsidiaries, including those reported under ‟Compensation Committee Interlocks and Insider Participation” and ‟Transactions with Related Persons” below.  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship they or their family members may have had with the Company, its subsidiaries, its independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination.  Mr. Frank T. Webster is considered an inside director because of his employment with the Company.

Meetings and Committees of the Board

In 2012, the Board met four times and all director nominees attended all of the meetings of the Board and the committees on which they served for the period in which they held office.   It is the Company’s policy that all persons nominated for election to the Board at the time of the annual meeting be present at such meeting.  All directors attended the 2012 annual meeting.  The Board has three standing committees – the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

	Summary of	Committee	Meetings in
Committees of the Board	Responsibilities	Members	2012

Audit	Retains independent registered public accounting firm and pre-approves their services. Reviews and approves financial statements and internal controls.	Reinauer, Jr.* Bell** Pressler	Five

Compensation	Evaluates the performance of the Chief Executive Officer and establishes the compensation of the Chief Executive Officer and other executive officers.	Reinauer, Jr.* Bell Pressler	Two

Nominating and Corporate Governance	Identifies, considers and recommends to the Board nominees for directors. Periodically assesses corporate governance and makes recommendations to the Board	Reinauer, Jr.* Bell Pressler	Two
______________________________
*           Indicates Committee chair
**	Mr. Bell is an independent director and is the Company’s designated Audit Committee financial expert under Item 407(d)(5) of Regulation S-K.

The responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described in each of the committees’ respective charters, which were adopted by the respective committees and the Board.  These committee charters are available on the Company’s website at www.adamsresources.com, under Governance.  Copies may also be obtained by writing to Investor Relations, Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.

Nomination Policy

The Nominating and Corporate Governance Committee of the Board of Directors consists of current members Messrs. Reinauer, Bell and Pressler.  Each of the members of the Nominating Committee is independent, as defined in Section 121A of the listing standards of the NYSE MKT.

The Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors to be considered at the annual meeting of shareholders or to serve as replacements in the event of a vacancy on the Board.  The Committee would also consider nominees submitted by shareholders to the Secretary of the Company if submitted in accordance with the procedures set forth in the Company’s Bylaws. You may obtain a copy of the Bylaws by writing to Adams Resources & Energy, Inc., 17 South Briar Hollow Lane, Suite 101, Houston Texas 77027, Attention:  Corporate Secretary, David Hurst. The Company’s Bylaws can also be found on the Company’s website at www.adamsresources.com, under Governance.

In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers several factors, including education, experience, knowledge, expertise, independence and availability to effectively carry out the duties of a Board member.  The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the Board to ensure the Board maintains the proper balance of knowledge and experience to effectively manage the Company’s business for the long-term interests of the shareholders.  The Nominating and Corporate Governance Committee initially identifies candidates for nomination through its and management’s general industry contacts.  It has not been the practice of the Nominating and Corporate Governance Committee to consider for nomination any specific director candidates recommended by shareholders as no such request has ever occurred.  The Nominating and Corporate and Governance Committee will review its policy position if such a request is received.  Shareholders may communicate with the Board of Directors as described herein below.

The Nominating and Corporate Governance Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.  Specifically with respect to the experience and qualifications of each of the persons nominated to serve on the Board of Directors, the Nominating and Corporate Governance Committee considered the following information to conclude that each such nominee should serve as a director of the Company.  Mr. Reinauer was elected to the Company’s Board at the time of the initial public offering in 1973.  He possesses extensive knowledge of the Company’s history and has had direct management oversight in a variety of international projects throughout the world.  Mr. Pressler has previously served as President of several independent oil and gas exploration entities and is a Registered Professional Engineer with extensive experience in evaluating oil and gas property interests.   Mr. Webster has been associated with the Company in various capacities dating back to 1985 when he provided corporate banking services to the Company with specialization in the oil and gas industry.  Mr. Bell has extensive industry and risk management experience.  His area of expertise includes commodity pricing risks, accounting and reporting internal controls as well as traditional property and casualty exposure management.  Messrs. Bell, Reinauer, and Webster also have extensive securities experience with each of them previously holding a NASD Series 7 Registered Representative Securities License.   Messrs. Adams, Reinauer, Webster and Bell have previously stood for election to the Board of Directors.

K. S. Adams, Jr., the Company’s Founder, current Chairman and 49.3% beneficial owner of the Company’s common stock has served on the Company’s Board of Directors since inception as a public company in 1973.  Mr. Adams was not re-nominated to the Board in 2013 due to his advancing age (90 years).

In connection with the Annual Meeting, the Nominating and Corporate Governance Committee has recommended the Directors listed in this proxy.

Communications with the Board

Any shareholder may communicate with the Board, a committee of the Board or any individual director by sending written communication to them addressed to the Board of Directors of Adams Resources & Energy, Inc., a committee or such individual director or directors, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027, Attention: Investor Relations Manager.  All communications will be forwarded to the Board, a committee of the Board Committee or such individual director or directors in accordance with the request of the shareholder.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks.  The Audit Committee is responsible for oversight of risks relating to the Company’s accounting matters, financial reporting and legal and regulatory compliance.  To satisfy these oversight responsibilities, the Audit Committee meets regularly with management, the Company’s internal auditor and independent registered public accounting firm.  The Compensation Committee is responsible for overseeing risks relating to employment policies and the Company’s policies on structuring compensation programs.  To satisfy these oversight responsibilities, the Compensation Committee meets regularly with management to understand the implications of compensation decisions, particularly the risks the Company’s compensation policies pose to the Company’s finances, human resources and shareholders.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company as of April 2, 2013.  The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Position
Frank T. Webster	64	President, Chief Executive Officer and Chief Operating Officer

Richard B. Abshire	60	Vice President and Chief Financial Officer

Sharon C. Davis	53	Treasurer and Chief Accounting Officer

Frank T. ‟Chip” Webster was elected President and Chief Operating Officer of the Company in May 2004.  Mr. Webster was previously President and Chief Executive Officer of Duke Capital Partners, a business unit of Duke Energy.  Prior to joining Duke, he was a partner and managing director of Andersen’s energy corporate finance group.  He also spent 20 years in energy and corporate banking with First City Bank-Houston where he was Executive Vice President. He is a member of the Independent Petroleum Association of America and the Houston Producers’ Forum.

Richard B. Abshire joined the Company in 1985 and was previously employed by Arthur Andersen & Co.  Mr. Abshire is a Certified Public Accountant in the State of Texas and he serves as the Company’s principal financial officer.  Mr. Abshire also is employed as the Chief Financial Officer for the Company’s affiliate KSA Industries, Inc.

Sharon C. Davis joined the Company in 1992 and was previously employed by Arthur Andersen & Co.  Ms. Davis is a Certified Public Accountant in the State of Texas and she serves as the Company’s principal accounting officer.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s other most highly compensated executive officers during the fiscal years ended December 31, 2012, 2011 and 2010, whose total annual salary and bonus for fiscal 2012 exceeded $100,000.  There were no pension plans, stock options, shares of restricted stock, or other equity awards granted by the Company during the periods presented.  Mr. Adams currently serves as the Company’s Chairman of the Board of Directors and was the Company’s Chief Executive Officer for the periods presented through September 26, 2012.

Name and		Annual Compensation
Principal Position	Year	Salary	Bonus	All Other(1)	Total
K. S. Adams, Jr.	2012	$396,550	$25,000	$21,531	$443,081
Chairman and Chief	2011	$382,140	$250,000	$21,524	$653,664
Executive Officer(2)	2010	$236,250	$150,000	$11,193	$397,443

Frank T. Webster	2012	$396,550	$500,000	$32,696	$929,246
President, Chief Executive Officer(2)	2011	$385,000	$250,000	$27,588	$662,588
and Chief Operating Officer	2010	$370,192	$150,000	$27,161	$547,353

Richard B. Abshire	2012	$154,500	$200,000	$10,170	$364,670
Vice President and	2011	$150,000	$150,000	$8,682	$308,682
Chief Financial Officer	2010	$150,000	$60,000	$9,682	$219,682

Sharon C. Davis	2012	$180,250	$250,000	$19,889	$450,139
Treasurer and	2011	$175,000	$150,000	$17,658	$342,658
Chief Accounting Officer	2010	$175,000	$60,000	$13,826	$248,826
______________________

(1)
Other compensation includes employer matching contributions to the Company’s 401(K) savings plan, a car allowance, reimbursement for club dues and life and disability insurance premiums.  The named executive officers receive no other perquisites or personal benefits.  In 2012, Mr. Adams and Mr. Webster received $7,831 and $18,850 in cash reimbursement for club dues including a tax “gross-up” of $1,807 and $4,350, respectively.  Life and disability insurance premiums paid on behalf of Messrs. Adams, Webster, Abshire and Ms. Davis totaled $3,851 $3,846, $3,371 and $2,436, respectively for 2012.

(2)	Mr. Adams resigned as the Company’s Chief Executive Officer on September 26, 2012 and Mr. Webster became the Company’s Chief Executive Officer on that date.

Potential Payments upon Termination or Change in Control

Employment Agreements

Mr. Frank T. Webster entered into an employment agreement with the Company in May 2004.  The agreement has been amended on various dates and currently the termination date is extended to May 13, 2016 with all other terms remaining as described herein.  Currently, Mr. Webster serves as President, Chief Executive Officer and Chief Operating Officer of the Company and receives $396,550 as base annual salary through May 13, 2016.  Mr. Webster is eligible to participate in any leave, insurance and other employee benefit plans of the Company that may be in effect from time to time for management-level employees.  In addition, he is eligible to earn annual performance bonuses at the sole discretion of the Board of Directors and separately the Compensation Committee. In the event Mr. Webster’s employment is terminated due to his death, his estate will be entitled to receive: (i) any earned and unpaid salary accrued through the date of his death; (ii) any benefits due to applicable plans and programs of the Company; and (iii) if applicable, any benefits due under or pursuant to workers’ compensation.  In the event Mr. Webster becomes disabled to the extent that he is unable to perform his duties and responsibilities under his employment agreement and such disability continues for a period of 90 days or an aggregate of 120 days during any calendar year, the Company will have the right to terminate the employment agreement upon 10 days’ prior written notice.  In the event Mr. Webster’s employment is terminated due to his disability, Mr. Webster will be entitled to receive: (i) any earned and unpaid salary accrued through the date of termination; (ii) any benefits due to applicable plans and programs of the Company; and (iii) any benefits available to him pursuant to applicable law.  In the event Mr. Webster is terminated for Cause (as defined) he will be entitled to receive: (i) any earned and unpaid salary accrued through the date of termination of his employment; (ii) any benefits due to applicable plans and programs of the Company; and (iii) any benefits available to him pursuant to applicable law.  In the event Mr. Webster voluntarily resigns, he will be entitled to receive only any earned and unpaid salary accrued through the actual date of acceptance of his resignation by the Board of Directors.  In the event Mr. Webster’s employment is terminated without Cause, he will be entitled to receive the balance of his salary due under the employment agreement in a lump sum within 30 days from the termination date.  If there is a Change of Control of the Company (as defined) and as a result of such Change of Control, Mr. Webster’s employment agreement is terminated, then he will receive the greater of:  (i) the remaining salary due to him under his employment agreement or (ii) a sum equal to $385,000 less applicable withholdings and deductions.  Mr. Webster is also eligible for three years of uninterrupted participation in the Company’s or its successor’s medical and dental plans provided Mr. Webster pays for such plans at the then prevailing employee rate. Mr. Webster’s original employment agreement was scheduled to terminate May 13, 2007.  Based upon a hypothetical termination date of December 31, 2012, the severance benefits for Mr. Webster would have been as follows:

Termination due to	Termination due to	Termination for cause or	Termination without
change of control	death or disability	Voluntary resignation	Cause
$1,345,219	$9,151	$9,151	$1,345,219

For purposes of Mr. Webster’s agreement, ‟Cause” means that Mr. Webster: (i) has committed a criminal violation involving dishonesty, fraud, breach of trust or any felony crime; (ii) engages in misconduct in the performance of his duties or responsibilities which materially injures the Company or any subsidiary or affiliate or that exposes the Company to public ridicule; (iii) fails in his duty to cause the Company or any subsidiary to comply with and conform to applicable law in a timely fashion; (iv) uses, sells or distributes illegal or controlled substances; (v) violates material policies or procedures of the Company, which violation results in material harm to the Company; (vi) violates any material provision of his employment agreement; (vii) fails or refuses to conform to or execute the policies or directives of the Board of Directors of the Company; (viii) misappropriates any material business opportunity of the Company; or (ix) engages in any personal misconduct which reflects unfavorably on the Company, brings the Company into public disrespect or exposes the Company to public ridicule.

The Company entered into a Change of Control and Severance Agreement with its Chief Financial Officer, Richard B. Abshire, and its Chief Accounting Officer, Sharon C. Davis on July 25, 2008 and September 20, 2008, respectively.  The agreements, as amended, will terminate on July 24, 2014 and September 19, 2014, respectively, if a Change of Control (as defined) has not occurred on or before that date.  The agreements provide that, if Mr. Abshire’s or Ms. Davis’s employment is terminated within 12 months following a Change in Control, by any event other than (i) by the Company for Cause (as defined), (ii) by reason of death or disability, or (iii) by Mr. Abshire’s or Ms. Davis’s initiative absent Good Reason (as defined), then the Company will pay Mr. Abshire or Ms. Davis, as applicable, a lump sum severance payment, in cash, equal to two times their respective highest base salary (i.e.,  annualized regular earning excluding any bonus) as in effect during the three-year period ending the last day of the month immediately prior to the month in which the termination occurs.  Based on a hypothetical termination date of December 31, 2012, the severance benefits for each of Mr. Abshire and Ms. Davis under the provisions of their respective Change of Control and Severance Agreement would have been $309,000 and $360,500, respectively.

For purposes of the Change of Control/Severance Agreements described herein, Cause means (i) with certain exception, the employee’s willful and continued failure to substantially perform his or her duties with the Company after a written notice from the Board, or (ii) the employee’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.  Mr. Abshire and Ms. Davis will be deemed to have Good Reason if (i) there is a material reduction or adverse alteration in his or her authority, duties or responsibilities, (ii) there is a material diminution in his or her base salary, or (iii) he or she is asked to relocate more than 50 miles from the Company’s current headquarters.

For purposes of Mr. Webster’s employment agreement and for Mr. Abshire’s and Ms. Davis’ Change of Control/Severance Agreements, a Change of Control shall be deemed to have occurred if KSA Industries, Inc., K. S. Adams, Jr., and his children and grandchildren own less than 20% of the Company’s Common Stock.

COMPENSATION, DISCUSSION AND ANALYSIS

Background

The Company competes for talent in the Houston, Texas marketplace which is heavily tied to the energy industry and related fields.  For the past fifteen years, the energy industry and particularly Houston have generally experienced strong demand for executive personnel.  The ‟Houston’s Leading 100 Companies” listing, published in the Houston Chronicle on June 24, 2012, reflects Adams Resources & Energy, Inc. as the 40th largest public company in the area ranked by revenues.  In the Chronicle’s performance measures (based on 2011 results), the Company was ranked in the top 10 percent of Houston area companies.  The Chronicle also published a companion list of the total compensation for Houston public company executive officers (700 names in total).  All of the Company’s executive officers were included on the list and each of the executive officers was in the lowest 20 percent of total compensation for the most current year presented.

Compensation Philosophy

The Company’s compensation philosophy has the following objectives and executive compensation levels are determined in consideration thereof:

•	Establish and maintain a level of compensation that is competitive within the Company’s industry and region.
•	Provide an incentive mechanism for favorable results.
•	Provide a level of executive compensation that is consistent with the level of compensation for non-executive personnel.
•	Maintain a compensation system that is consistent with the objectives of sound corporate governance.

Design of Reward

It is the policy of the Company to pay all forms of compensation in cash.  This is the simplest, most readily understood approach and does not expose the Company to potential future diminution of corporate value.  Such amounts are expensed as incurred.  This policy also removes any issues regarding accounting and the tax deductibility of executive compensation.  In addition, management and the Compensation Committee review the results of the annual ‟Say on Pay” vote by shareholders for feedback on its executive compensation amounts.  The Company does not engage outside compensation consultants.

Elements of Compensation

The Company’s executive compensation program comprises of the following elements:

•	Base salary
•	Discretionary bonus
•	Benefits

The Company utilizes these three elements of executive compensation as the believed minimum required  to retain its executive officer group.  Discretionary bonuses are also used as an incentive for favorable results.  The discretionary bonus may also serve as a supplement to base salary levels, while allowing the Board to avoid such expense during a year when earnings do not meet expectations.  A pre-defined formula bonus system is not utilized as the discretionary approach is believed to better align management with the long-term interest of the Company rather than toward a set short-term formula target.  Discretionary bonuses are anticipated to increase or decrease with the prevailing trend for consolidated net earnings.

The Company also provides employee benefits, primarily consisting of a 401(k) Plan (discussed below) and an employer sponsored medical plan.  The benefits provided to the executive officer group are no different than those offered to non-executive employees.  The Company does not provide stock options or other common stock incentives.  The Company does not offer a defined benefit pension plan nor does it offer deferred compensation.

Perquisites

The Company provides the following:

•	Club Dues Reimbursement
•	Life and Disability Insurance Premiums
•	Automobile Allowance

Club dues reimbursements and automobile allowances are paid to the executive officers consistent with the payment of such amounts to non-executive employees.  The requirement to pay such amounts is negotiated with the executive at the time of their initial employment.  Life and disability insurance premiums are paid on behalf of the executives consistent with the payment of such insurance premiums for non-executive employees.  Perquisite amounts are not considered annual salary for bonus purposes.

401(k) Plan

Consistent with the employee’s desire for financial security in retirement, the Company offers a 401(k) plan to its employees, including its executive officers.  As described in footnote (1) to the Summary Compensation Table, the Company makes a matching contribution to the plan.  In 2012, the Company matched 100% of employee contributions up to 3% of compensation and matched 50% of employee contributions from 3% to 5% of compensation, subject to the current Internal Revenue Service annual limit of $17,500.  This policy conforms to the Internal Revenue Service allowed safe harbor rules for matching contributions.

Employment and Severance Agreements

The Company has an employment agreement with Mr. Webster.  His agreement expires on May 13, 2016.  The agreement contains no automatic extensions.  Mr. Webster’s employment agreement contains conditions of employment and entitles him to participate in the Company’s leave, insurance and other employee benefit plans that may be in effect from time to time for management-level employees of the Company.  Mr. Webster’s employment agreement also provides for severance payments in certain cases of termination.  For additional information concerning Mr. Webster’s employment agreement, see ‟Potential Payments upon Termination or Change in Control — Employment Agreements” above.

The Company has a Change of Control and Severance Agreement with Mr. Abshire and Ms. Davis.  These agreements expire in 2014.  For additional information concerning such agreements, see ‟Potential Payments upon Termination or Change in Control – Employment Agreements” above.

Compensation and Risk

In order to establish and maintain profitability, the Company becomes exposed to risk.  The most significant areas of risk involve commodity price risk, customer credit risk, safety and security concerns and oil and gas exploration investment risk.  Compensation policies for all employees are designed to promote the provision of management safeguards against risk and not incentivize excessive risk-taking.  Compensation policies toward this aim include the following:

•	a simple compensation structure that constitutes cash payments only;
•	generally short-term contractual obligations with actual results fixed and determinable prior to the payment of employee bonuses;
•
awareness by all employees of the inherent risks associated with their respective activities and the knowledge that base salaries and discretionary bonuses are based, in part, on the employee’s risk avoidance abilities; and

•
a segregated internal reporting structure that puts the employees charged with managing and reporting risk on a separate reporting track from those employees committing the Company to contractual obligations, thereby providing independent monitoring of risk mitigation practices and procedures.

On a scheduled basis over the course of the year, Mr. Bell, representing the Compensation and Audit Committees, conducts interviews with key non-executive operating and accounting personnel to monitor compliance with the Company’s designed internal control structure and risk avoidance strategies. Management has concluded that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  In addition, executive officers are expected to maintain established risk avoidance practices as a condition to their level of compensation.

The Compensation Process

-- Mr. Webster, President, Chief Executive Officer and Chief Operating Officer

At the time of his employment in 2004, Mr. Webster negotiated a base salary and an employment contract as condition of his accepting employment with the Company.  Mr. Adams, the beneficial owner of 49.3 percent of the Company’s outstanding common stock, represented the Company in these negotiations.  Subsequently, and prior to scheduled expiration dates, Mr. Webster negotiated base salary increases and contract extensions with Mr. Adams again representing the Company in such discussions.  Mr. Webster also proposed periodic bonus amounts, and Mr. Adams negotiated such amounts on behalf of the Company.   Upon determination of proposed salary and bonus amounts, such recommendations were presented to the Compensation Committee for their evaluation.  For instance, in 2011, the Company’s net earnings increased by 165 percent relative to 2010.  Mr. Webster proposed a bonus increase of 66 percent relative to 2010.  The Compensation Committee considered the proposed payments in a private session based on their collective view of (a) the Company’s compensation philosophy, (b) current risk mitigation effect and results, (c) the Company’s financial condition and current net earnings, and (d) the current Houston area executive marketplace.  The Compensation Committee voted on the matter and such approval was reported to the full Board of Directors with the approved amounts shown in the Summary Compensation Table, above.

On September 26, 2012, Mr. Webster replaced Mr. Adams as the Company’s Chief Executive Officer and as a result, Mr. Adams is no longer involved in the compensation determination process.  There was no adjustment to Mr. Webster’s base salary at the time he became Chief Executive Officer.  For 2012, the Company’s net earnings increased by 21% over 2011 with similar increases in the Company’s stock price valuation.  The Compensation Committee sought to recognize these factors but also sought to hold total 2012 compensation reasonably consistent with 2011.  As a result and relative to 2011, Mr. Webster’s year-end bonus was increased for 2012 while Mr. Adams’ year-end bonus was decreased for 2012, accordingly.  This approach was approved by the Compensation Committee and the full Board of Directors as described herein.

-- Ms. Davis and Mr. Abshire, Treasurer and Chief Financial Officer, respectively

Ms. Davis and Mr. Abshire are ‟at will” employees with no contract.  Mr. Webster proposes their salary amounts and bonuses based on the criteria described herein and negotiates such amounts with Ms. Davis and Mr. Abshire on behalf of the Company.  Upon determination of the proposed amounts such recommendations are presented to the Compensation Committee and that committee reviews the proposed amounts consistent with its practice for Mr. Webster’s compensation.

-- Mr. Adams, Chairman & Former Chief Executive Officer

As founder and major shareholder, Mr. Adams desire to remain employed by the Company is not influenced by demand for executive officers in the Houston area.  Also, given a typical company stock price to earnings multiple of six or seven to one, Mr. Adams’ net worth is greater if he takes no salary and bonus.  Further, his personal tax treatment is enhanced under the no salary strategy.  Negotiating a salary and bonus with Mr. Adams is impractical given his ownership percentage in the Company.  Therefore, historically, Mr. Adams compensation has tracked Mr. Webster’s.  For instance, since Mr. Webster’s total compensation for 2011 was in the bottom 20 percent for Houston area public companies, while size and results placed the Company well into the top 50 percent, Mr. Adams 2011 compensation as Chief Executive Officer was proposed to the Compensation Committee to be set equal to Mr. Webster’s 2011 compensation.  The Compensation Committee considered and approved this approach.  For the year end 2012 bonus determination, Mr. Adams was no longer serving as Chief Executive Officer and therefore he received a nominal bonus amount of $25,000 in recognition of his prior years of service.  In addition, effective January 1, 2013 Mr. Adams annual salary was reduced to $100,000 as he no longer serves as Chief Executive Officer.

Internal Revenue Code 162(m) Considerations

Section 162(m) of the Internal Revenue Code, as amended, limits a company’s ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest paid officers in any year, unless the compensation meets certain performance requirements.  The Company has no officers receiving compensation in excess of $1 million.

COMPENSATION COMMITTEE REPORT

April 2, 2013

To the Board of Directors:

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be ‟soliciting material” or to be ‟filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended  (the ‟Exchange Act”), except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act of 1933, as amended (the ‟Securities Act”) or the Exchange Act.

The Compensation Committee of the Board of Directors consists of Messrs. Reinauer, Bell, and Pressler.  The duties and responsibilities of the Compensation Committee are set forth in a written charter adopted by the Board of Directors and such charter is available on the Company’s website at www.adamsresources.com, under Governance.  Each of the members of the Compensation Committee is independent, as defined in Section 121A of the listing standards of the NYSE Amex Exchange.

We have reviewed and discussed with management the Company’s above Compensation Discussion and Analysis (‟CD&A”) and based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

                                E. C. Reinauer, Jr., Chairman
                                Larry E. Bell
                                Townes G. Pressler

APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION – ITEM 2

Under the provisions of Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ‟Dodd-Frank Act”), the shareholders of the Company are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to provide aggregate compensation opportunities for its executive officers that are both competitive in the business marketplace and are based upon Company and individual performance.  The Company’s policy is to pay all forms of compensation in cash; this being the simplest method and does not expose the Company to potential future diminution of corporate value.

The advisory vote regarding the compensation of the named executive officers described in this Item 2 shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.  Abstentions and broker non-votes will not be counted as either votes cast for or against Item 2.

If no voting specification is made on a properly returned or voted proxy card, Messrs. Webster and Reinauer (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Item 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive fees or any other compensation for their services as directors. Directors who are not employees received cash compensation as presented in the table below. Director fees are based on a flat amount and are paid on a quarterly basis.  Mr. Bell receives an additional flat amount paid on a quarterly basis for his service as the Audit Committee financial expert.  Directors are also reimbursed for direct out-of-pocket expenses in connection with travel associated with meeting attendance. There were no stock awards, option awards, non-equity incentive plans, pension plans or other non-qualified deferred compensation or other forms of compensation during 2012.

DIRECTOR COMPENSATION FOR 2012
NAME	CASH FEES	TOTAL
E. C. Reinauer, Jr.	$ 42,500	$ 42,500
Larry E. Bell	$ 62,500	$ 62,500
Townes G. Pressler	$ 42,500	$ 42,500

Effective December 6, 2011, the Company entered into the Non-Employee Director Change in Control Agreement for each of Messrs. Reinauer, Pressler, and Bell (collectively, the ‟Non-Director Change in Control Agreements”).  The Non-Director Change in Control Agreements provide that in the event of a Change in Control of the Company (as defined) Messrs. Reinauer, Pressler, and Bell will be entitled to receive a lump sum cash payment of two (2) times such non-employee director’s annual director compensation fee.  The Non-Director Change in Control Agreements terminate on December 5, 2014, subject to earlier termination if such director’s position on the Board of Directors is terminated for any reason other than as a result of (i) such director’s permanent disability or death, resignation or retirement, (ii) willful breach of duty by such director, (iii) any act of fraud or other conduct by such director which demonstrates gross unfitness for service, or (iv) such director’s conviction (or entry of plea of guilty, nolo contender or the equivalent) for any crime involving moral turpitude, dishonesty or breach of trust or any felony which is punishable by imprisonment in the jurisdiction involved.

For purposes of the Non-Director Change in Control Agreements, a Change of Control shall be deemed to have occurred (i) if KSA Industries, Inc., Mr. Adams and the Estate of Nancy N. Adams, and their children and grandchildren own less than 35% of the Company’s Common Stock; (ii) upon the consummation of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation do not own 50% or more of the outstanding voting shares of the continuing or surviving entity immediately after such merger or consolidation (whether or not such transaction is approved by the Board); (iii) upon the sale, lease exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) if the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; (v) under certain circumstances, if the individuals constituting the Board as of December 6, 2011 (the ‟Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; or (vi) if, without the approval of the Board, any ‟person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, who shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% percent or more of the combined voting power of the Company’s then-outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012 none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company during the year ended December 31, 2012. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a member of the Company’s Board of Directors or the Compensation Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP performed the audit of the Company’s consolidated financial statements for the year ended December 31, 2012.  The scope and all fees associated with audit and other services performed by Deloitte & Touche LLP are pre-approved by the Audit Committee on an annual basis.  The aggregate fees billed for 2012 and 2011 are set forth below:

	2012	2011
Audit Fees:
Audit of Consolidated Financial Statements	$ 827,934	$ 610,922
Tax Fees	-	51,689
All Other Fees	-	-
Total	$ 827,934	$ 662,611

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities.  This committee is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders.  The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing the financial transactions of the Company involving any related parties.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent registered public accountants.  This policy relates to audit services, audit-related services, tax and all other services that may be provided by the Company’s independent registered public accountants and is intended to ensure that such services do not impair the auditor’s independence.  The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent registered public accountants.  Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accountants.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services that such member or members has approved.  The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accountants.

All of the services provided by the Company’s principal accounting firm described in the table above were approved in accordance with this policy, and the Audit Committee has determined that the independent registered public accountants’ independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

REPORT OF THE AUDIT COMMITTEE

April 2, 2013

To the Board of Directors:

The Audit Committee of the Board of Directors currently consists of Messrs. Reinauer, Bell and Pressler.  The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.adamsresources.com under Governance.  Each member of the Audit Committee is independent, as defined in Section 121A of the listing standards of the NYSE Amex Exchange, and the board has determined that Mr. Bell is an ‟audit committee financial expert” as defined by the SEC.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2012.

The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence.  These items relate to that firm’s independence from the Company.  The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Securities and Exchange Commission Regulation S-X, Rule 2-07.  The Audit Committee monitored auditor independence, reviewed audit and non-audit services performed by Deloitte & Touche LLP and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

                               E. C. Reinauer, Jr., Chairman
                               Larry E. Bell
                               Townes G. Pressler

The information contained in the report above shall not be deemed to be ‟soliciting material” or to be ‟filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

TRANSACTIONS WITH RELATED PERSONS

Mr. K. S. Adams, Jr., Chairman and Chief Executive Officer, and certain of his family limited partnerships and affiliates have participated as working interest owners with the Company’s subsidiary, Adams Resources Exploration Corporation.  Mr. Adams and such affiliates participate on terms no better than those afforded the non-affiliated working interest owners. In recent years, such related party transactions generally result after the Company has first identified oil and gas prospects of interest.  Typically the available dollar commitment to participate in such transactions is greater than the amount management is comfortable putting at risk. In such event, the Company first determines the percentage of the transaction it wants to obtain, which allows a related party to participate in the investment to the extent there is excess available.  In those instances where there was no excess availability there has been no related party participation.  Similarly, related parties are not required to participate, nor is the Company obligated to offer any such participation to a related or other party.  When such related party transactions occur, they are individually reviewed and approved by the Audit Committee comprised of the independent directors on the Company’s Board of Directors.  During 2012, such related party investment commitments totaled approximately $22.7 million in those oil and gas projects where a related party was also participating in such investment.  As of December 31, 2012, the Company owed a combined net total of $42,000 to these related parties.  In connection with the operation of certain oil and gas properties, the Company also charges such related parties for administrative overhead primarily as prescribed by the Council of Petroleum Accountants Society Bulletin 5.  Such overhead recoveries totaled $152,000 in 2012.  A synopsis of each proposed transaction that involves a related party is presented to the Audit Committee for their review.  Documentation of the Audit Committee’s conclusions is noted in the Audit Committee minutes.

The Company also enters into certain transactions in the normal course of business with other affiliated entities.  These transactions with affiliated companies are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.  For the year ended December 31, 2012 the affiliated entities charged the Company $64,000 of expense reimbursement and the Company charged the affiliates $98,000 for expense reimbursements.  In addition, in January 2012 the Company relocated its primary office lease space to a building operated by such affiliates.  Rental expense paid totaled $441,000 for 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock of the Company held of record on April 1, 2013, (i) by the executive officers and directors, (ii) by beneficial owners of more than five percent of the Common Stock, and (iii) by all officers and directors as a group.  Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Adams Resources & Energy, Inc. 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

Name and address	Shares of Common Stock		Percent
of Beneficial Owner	Beneficially Owned		Of Class
K. S. Adams, Jr.	2,080,887	(1)	49.3%
E. C. Reinauer, Jr.	8,061		*
Frank T. Webster	10,000		*
Richard B. Abshire	13,900		*
Larry E. Bell	1,000		*
Townes G. Pressler	1,000		*
Sharon C. Davis	500		*

FMR LLC	158,951	(2)	3.7%
82 Devonshire St.
Boston, MA 02109

Dimensional Fund Advisors LP	318,396	(3)	7.5%
6300 Bee Cave Road
Austin TX 78746

Officers and Directors	2,115,348		50.2%
as a group (7 persons)

*	Less than 1%
(1)
Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares held in trust for Mr. Adams with Mr. Adams serving as sole trustee and 103,959 shares held in trusts for Mr. Adams’ grandchildren, with Mr. Adams serving as trustee.

(2)	Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC. Beneficial owners associated with FMR LLC include Edward C. Johnson 3d.
(3)
Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP.  Dimensional Fund Advisor LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the ‟Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP nor its subsidiaries (collectively, ‟Dimensional”) possess voting and/or investment power over these securities that are owned by the Funds, and may be deemed to be the beneficial owner of such securities held by the Funds.  However, all securities reported herein are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2012 were timely filed.

CODE OF ETHICS

The Company has adopted a code of ethics (the ‟Code of Ethics”) that applies to all officers, directors and employees, including the Company’s principal executive officer, principal financial and accounting officer, and persons performing similar functions (the ‟Principal Officers”).  A copy of the Code of Ethics is posted on the Company’s website at www.adamsresources.com under Governance and the Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its Principal Officers by posting such information on this Internet website.

     ADDITIONAL INFORMATION

Appointment of Auditors

The present intention of the Audit Committee of the Board of Directors is to appoint Deloitte & Touche LLP, independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2013.  Deloitte & Touche LLP was first appointed as the Company’s auditors in 2002.  A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholders Proposals

Under the rules of the SEC, in order to be considered for inclusion in next year’s proxy statement, all shareholder proposals must be submitted in writing by December 1, 2013 to Adams Resources & Energy, Inc., c/o Investor Relations Manager, 17 South Briar Hollow Lane, Suite 100, Houston, Texas 77027.  The notice should contain the text of any proposal, the name and address of the shareholder as it appears in the books of the Company, the number of common shares of the Company that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.  If a shareholder submits a proposal for consideration at the 2014 Annual Meeting after December 1, 2013, the Company’s proxy for the 2014 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2013 Annual Meeting.

Other Matters

The Company knows of no matters to be presented for consideration at the Annual Meeting other than those described above.  If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless the Company receives a request that the shareholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting shareholder.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                               By Order of the Board of Directors

                               /s/ David B. Hurst
                               David B. Hurst
                               Secretary
Houston, Texas
April 2, 2013

ANNUAL MEETING OF SHAREHOLDERS OF

ADAMS RESOURCES & ENERGY, INC.

May 15, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.adamsresources.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20403000000000000000 1 051513

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR": 1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
O F.T. Webster
O E.C. Reinauer, Jr.
O T.G. Pressler
O L.E. Bell

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

	FOR	AGAINST	ABSTAIN
2. Proposal for an Advisory Resolution on Executive Compensation.	☐	☐	☐

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS (1) AND (2), AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Signature of Shareholder Date Signature of Shareholder Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ADAMS RESOURCES & ENERGY, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 15, 2013

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoint(s) E.C. Reinauer, Jr. and F.T. Webster and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held at 17 South Briar Hollow Lane, Suite 100, Houston, Texas, 77027 on Wednesday, May 15, 2013, at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present:

(To be Signed on Reverse Side)

14475